                                   EXHIBIT 13

                     CALCULATION OF PERFORMANCE INFORMATION

                                                   SENTRY LIFE INSURANCE COMPANY
                                                    SENTRY VARIABLE ACCOUNT II
                                                            EXHIBIT 13
SEC Rule 482 - Total Return                                 Page 1 of 3

      Variable Annuity - One Year

Original Purchase -                            12/31/98
Valuation Date                                 12/31/99


                                                     T. Rowe Price  T. Rowe Price    T. Rowe Price     T. Rowe Price  T. Rowe Price
Date        Transaction Type               Amount    Prime Reserve  Ltd Term Bond   Pers. Strat. Bal.  Equity Income  International
----        ----------------               ------    -------------  --------------  -----------------  -------------  -------------
12/31/98  Purchase                         1,000.00       1,000.00        1,000.00          1,000.00       1,000.00      1,000.00
 9/10/99  Contract Fee                        (3.00)      1,022.50          994.50          1,046.58       1,014.40      1,210.41
12/31/99  Value before Surr. Chg.                         1,033.97          993.40          1,069.24       1,022.18      1,318.63
12/31/99  Value after Surr. Chg.             (50.00)        983.97          943.40          1,019.24         972.18      1,268.63


                                                       Janus Aspen   Janus Aspen    Janus Aspen       Janus Aspen     Janus Aspen
Date       Transaction Type                  Amount      Balanced      Growth      Aggr. Growth    Cap. Appreciation    Worldwide
-----      ----------------                 --------   -----------   -----------   -------------   -----------------  -----------
12/31/98   Purchase                         1,000.00      1,000.00     1,000.00      1,000.00        1,000.00            1,000.00
 9/10/99   Contract Fee                        (3.00)     1,168.22     1,277.49      1,747.99        1,417.44            1,402.27
12/31/99   Value before Surr. Chg.                        1,252.88     1,425.25      2,239.96        1,655.70            1,630.21
12/31/99   Value after Surr. Chg.             (50.00)     1,202.88     1,375.25      2,189.96        1,605.70            1,580.21
















                                   VA yields

                                                SENTRY LIFE INSURANCE COMPANY
                                                 SENTRY VARIABLE ACCOUNT II
                                                        EXHIBIT 13
SEC Rule 482 - Total Return                             Page 2 of 3

    Variable Annuity - Five Year
Original Purchase -                     12/31/94
Valuation Date                          12/31/99


                                                 T. Rowe Price  T. Rowe Price    T. Rowe Price    T. Rowe Price  T. Rowe Price
Date        Transaction Type            Amount   Prime Reserve  Ltd Term Bond  Pers. Strat. Bal.  Equity Income  International
----        ----------------            ------   -------------  -------------  -----------------  -------------  -------------
  12/31/94  Purchase                    1,000.00       N/A           1,000.00       1,000.00         1,000.00       1,000.00
   9/10/95  Contract Fee                   (3.00)      N/A           1,027.02       1,101.18         1,114.94       1,092.34
   9/10/96  Contract Fee                   (3.00)      N/A           1,068.93       1,267.93         1,307.07       1,243.15
   9/10/97  Contract Fee                   (3.00)      N/A           1,112.53       1,459.81         1,532.16       1,414.69
   9/10/98  Contract Fee                   (3.00)      N/A           1,158.04       1,681.18         1,796.52       1,610.32
   9/10/99  Contract Fee                   (3.00)      N/A           1,205.53       1,936.58         2,107.01       1,833.40
  12/31/99  Value before Surr. Chg.                    N/A           1,221.42       2,023.43         2,213.61       1,908.82
  12/31/99  Value after Surr. Chg.        (10.00)      N/A           1,211.42       2,013.43         2,203.61       1,898.82


                                                    Janus Aspen   Janus Aspen     Janus Aspen     Janus Aspen     Janus Aspen
Date        Transaction Type           Amount        Balanced       Growth       Aggr. Growth  Cap. Appreciation    Worldwide
----        ----------------           ------       -----------   -----------    ------------  -----------------  -----------
  12/31/94  Purchase                   1,000.00       1,000.00      1,000.00       1,000.00            N/A           1,000.00
   9/10/95  Contract Fee                  (3.00)      1,154.68      1,188.31       1,228.74            N/A           1,212.00
   9/10/96  Contract Fee                  (3.00)      1,424.08      1,527.77       1,658.15            N/A           1,603.41
   9/10/97  Contract Fee                  (3.00)      1,756.03      1,963.70       2,236.83            N/A           2,120.56
   9/10/98  Contract Fee                  (3.00)      2,166.05      2,524.87       3,018.51            N/A           2,805.47
   9/10/99  Contract Fee                  (3.00)      2,672.50      3,247.26       4,074.40            N/A           3,712.57
  12/31/99  Value before Surr. Chg.                   2,851.46      3,508.91       4,468.23            N/A           4,046.84
  12/31/99  Value after Surr. Chg.       (10.00)      2,841.46      3,498.91       4,458.23            N/A           4,036.84








                                   VA yields

                                                SENTRY LIFE INSURANCE COMPANY
                                                  SENTRY VARIABLE ACCOUNT II
                                                          EXHIBIT 13
                                                          Page 3 of 3
SEC Rule 482 - Total Return

    Variable Annuity - Since Inception
Original Purchase -                     Various
Valuation Date                           12/31/99


                                                     T. Rowe Price  T. Rowe Price    T. Rowe Price    T. Rowe Price   T. Rowe Price
Date         Transaction Type           Amount       Prime Reserve  Ltd Term Bond  Pers. Strat. Bal.  Equity Income   International
----         ----------------           ------       -------------  -------------  -----------------  -------------   -------------
    3/31/94  Purchase                   1,000.00                                                       1,000.00        1,000.00
    5/13/94  Purchase                   1,000.00                      1,000.00
    9/10/94  Contract Fee                  (3.00)                     1,010.68                         1,066.51        1,050.13
   12/30/94  Purchase                   1,000.00                                     1,000.00
    9/10/95  Contract Fee                  (3.00)                     1,050.33       1,101.48          1,236.72        1,176.19
    9/10/96  Contract Fee                  (3.00)                     1,091.78       1,268.05          1,435.15        1,318.16
   12/31/96  Purchase                   1,000.00        1,000.00
    9/10/97  Contract Fee                  (3.00)       1,024.42      1,134.85       1,459.70          1,665.22        1,477.18
    9/10/98  Contract Fee                  (3.00)       1,062.19      1,179.74       1,680.76          1,932.65        1,655.71
    9/10/99  Contract Fee                  (3.00)       1,101.47      1,226.53       1,935.76          2,243.51        1,856.19
   12/31/99  Value before Surr. Chg.                    1,114.74      1,242.19       2,022.47          2,349.54        1,923.40
   12/31/99  Value after Surr. Chg.       (10.00)                     1,232.19       2,012.47          2,339.54        1,913.40
   12/31/99  Value after Surr. Chg.       (30.00)       1,084.74


                                                       Janus Aspen   Janus Aspen    Janus Aspen       Janus Aspen      Janus Aspen
Date         Transaction Type            Amount          Balanced       Growth      Aggr. Growth   Cap. Appreciation    Worldwide
----         ---------------             ------        -----------   -----------    ------------   -----------------   -----------
    9/13/93  Purchase                   1,000.00        1,000.00      1,000.00       1,000.00                         1,000.00
    9/10/94  Contract Fee                  (3.00)       1,189.56      1,225.80       1,326.26                         1,279.65
    9/10/95  Contract Fee                  (3.00)       1,417.69      1,505.84       1,764.11                         1,641.74
    9/10/96  Contract Fee                  (3.00)       1,690.97      1,851.59       2,349.35                         2,108.57
     5/1/97  Purchase                                                                                1,000.00
    9/10/97  Contract Fee                  (3.00)       2,016.53      2,276.12       3,127.27        1,171.77         2,707.15
    9/10/98  Contract Fee                  (3.00)       2,405.34      2,798.68       4,163.78        1,826.25         3,476.50
    9/10/99  Contract Fee                  (3.00)       2,869.69      3,441.89       5,544.82        2,847.96         4,465.35
   12/31/99  Value before Surr. Chg.                    3,030.38      3,668.45       6,055.24        3,265.04         4,822.84
   12/31/99  Value after Surr. Chg.                     3,030.38      3,668.45       6,055.24                         4,822.84
   12/31/99  Value after Surr. Chg.       (40.00)                                                    3,225.04










                                    VA yields